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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports and all references to our Firm included in or made a part of this registration.


/s/ ARTHUR ANDERSEN LLP


May 10, 2001
Los Angeles, California